                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12


                     ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
                     --------------------------------------
                (Name of Registrant as Specified In Its Charter)

                     --------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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     (2)  Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

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     [ ] Fee paid previously with preliminary materials.



[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

                     ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
                                265 Turner Drive
                             Durango, Colorado 81301

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON JULY 14, 2000

To our Shareholders:

     The 2000 Annual Meeting of Shareholders of Rocky Mountain Chocolate Factory, Inc. will be held on Friday, July 14, 2000 at 10:00 a.m. (local time), at The Doubletree Hotel, 501 Camino Del Rio, in Durango, Colorado, for the following purposes:

     1. To elect six directors to serve until the fiscal 2001 Annual Meeting of Shareholders and until their respective successors are elected and qualified.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of Common Stock of record at the close of business on June 8, 2000 will be entitled to notice of and to vote at the meeting or any adjournments thereof.

     Each shareholder, even though he or she now plans to attend the meeting, is requested to promptly mark, sign, date and return the enclosed Proxy in the envelope provided. Any shareholder present at the meeting may withdraw his or her Proxy and vote personally on each matter brought before the meeting.

                                              By order of the Board of Directors


                                              /s/ Virginia M. Perez

                                              Virginia M. Perez
                                              Secretary

Durango, Colorado
June 13, 2000

                     ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
                                265 Turner Drive
                             Durango, Colorado 81301

                                 PROXY STATEMENT

                 Annual Meeting of Shareholders - July 14, 2000

                    SOLICITATION AND REVOCABILITY OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Rocky Mountain Chocolate Factory, Inc. (the "Company") for use only at the Annual Meeting of the Company's shareholders to be held at the time and place, and for the purposes, set forth in the accompanying Notice of Annual Meeting of Shareholders.

     It is anticipated that the Proxy Statement, together with the Proxies and the Company's 2000 Annual Report to Shareholders, will first be mailed to the Company's shareholders on or about June 13, 2000. A person giving the enclosed Proxy has the power to revoke it at any time before it is exercised by (1) delivering written notice of revocation to the Secretary of the Company, (2) duly executing and delivering a Proxy for the Annual Meeting bearing a later date or (3) voting in person at the Annual Meeting.

     The Company will bear the cost of this solicitation of Proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation materials to beneficial owners of the Company's Common Stock, par value $.03 per share (the "Common Stock"). In addition, the Company's officers, directors and other regular employees, without additional compensation, may solicit Proxies by mail, personal interview, telephone or telegraph.

                                VOTING SECURITIES

     The close of business on June 8, 2000, has been fixed as the record date for the determination of holders of record of the Company's Common Stock entitled to notice of and to vote at the Annual Meeting. On the record date, 1,956,784 shares of the Company's Common Stock were outstanding and eligible to be voted at the Annual Meeting.

     For each share of Common Stock held on the record date, a shareholder is entitled to one vote on all matters to be voted on at the Annual Meeting, except the election of directors.

     Shareholders have cumulative voting rights in the election of directors, and there is no condition precedent to the exercise of those rights. Under cumulative voting, each shareholder is entitled to as many votes as shall equal the number of his or her shares multiplied by six, the number of directors to be elected, and he or she may cast all of those votes for a single nominee or divide them among any two or more nominees as he or she sees fit. It is the intention of the Proxy holders to exercise voting rights in order to elect the maximum number of nominees named below. An instruction on the Proxy to withhold authority to vote for any nominee will be deemed an authorization to vote cumulatively for the remaining nominees, unless otherwise indicated.

                                VOTING PROCEDURES

     The vote required for the election of directors is a plurality of the shares of Common Stock present or represented by proxy at the meeting and entitled to vote thereon, provided a quorum is present. The vote required for the approval of the other item to be acted upon at the Annual Meeting is the affirmative vote of a majority of the shares entitled to vote on the matter and present or represented by proxy at the meeting, provided a quorum is present. A quorum is established by the presence or representation at the Annual Meeting of the holders of a majority of the Company's voting shares. Under the rules of the New York Stock Exchange, brokers who hold shares in street name have discretionary authority to vote on certain "routine" items even if they have not received instructions from the persons entitled to vote such shares. However, brokers do not have authority to vote on "nonroutine" items without such instructions. Such "broker non-votes" (shares held by brokers or nominees as to which they have no discretionary power to vote on a particular matter and have received no instructions from the persons entitled to vote such shares) are counted as present and entitled to vote for purposes of determining whether a quorum is present but are not considered entitled to vote on any nonroutine matter to be acted upon. For matters requiring the affirmative vote of a plurality of the shares of Common Stock present or represented at the Meeting, such as Proposal No.

1, broker non-votes would have no effect on the outcome of the vote. For matters requiring the affirmative vote of a majority of the shares of Common Stock present or represented at the Meeting and entitled to vote, broker non-votes would not be counted as among the shares entitled to vote with respect to such matters. Thus, the effect of any broker non-votes with respect to such matters would be to reduce the number of affirmative votes required to approve the proposals and the number of negative votes required to block such approval.

             BENEFICIAL OWNERSHIP OF THE COMPANY'S EQUITY SECURITIES

     The following table sets forth information, as of June 8, 2000, with respect to the shares of Common Stock beneficially owned (i) by each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) by each director or nominee for election as a director and each executive officer named in the Summary Compensation Table, and (iii) by all current directors and executive officers of the Company as a group.

     The number of shares beneficially owned includes shares of Common Stock with respect to which the persons named below have either investment or voting power. A person is also deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of that security within 60 days through the exercise of an option or through the conversion of another security. Except as noted, each beneficial owner has sole investment and voting power with respect to the Common Stock.

     Common Stock not outstanding that is subject to options or conversion privileges is deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by the person holding such options or conversion privileges, but is not deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by any other person.



                                                            Amount and Nature
               Name of Beneficial Owner                  of Beneficial Ownership                Percent of Class
               ------------------------                  -----------------------                ----------------
               Clyde Wm. Engle et al. (1)                      376,587   (2)                        19.2%
               Franklin E. Crail (1)                           298,107                              15.2%
               Fred M. Trainor                                  80,000   (3)                         4.1%
               Clifton W. Folsom                                56,716   (4)                         2.9%
               Jay B. Haws                                      45,688   (4)                         2.3%
               Lee N. Mortenson                                 38,000   (3)                         1.9%
               Bryan J. Merryman                                30,100   (4)                         1.5%
               Edward L. Dudley                                 28,000   (4)                         1.4%
               Gerald A. Kien                                   20,000   (3)                         1.0%
               All executive officers and
               directors as a group (9 persons)                973,198   (5)                        46.2%

(1) Mr. Engle's address is 4433 West Touhy Avenue, Lincolnwood, Illinois 60646. Mr. Crail's address is the same as the Company's address.

(2) The following information was provided to the Company by Mr. Engle. Includes 10,000 shares that Mr. Engle has the right to acquire within 60 days through the exercise of options granted pursuant to the Company's 2000 Nonqualified Stock Option Plan for Nonemployee Directors (the "2000 Director's Plan"). Of the 376,587 shares indicated as being beneficially owned by Mr. Engle, 128,730 shares are owned by GSC Enterprises, Inc., a corporation in which Mr. Engle owns a majority interest, and 10,000 shares are owned beneficially by members of Mr. Engle's immediate family. Mr. Engle disclaims beneficial ownership of the shares owned by his family members.

(3) Includes 10,000 shares that Messrs. Trainor, Kien and Mortenson each has the right to acquire within 60 days through the exercise of options granted pursuant to the 2000 Director's Plan. Includes 10,000 shares that Messrs. Trainor and Kien each has the right to acquire within 60 days through the exercise of options granted pursuant to the Company's 1990 Nonqualified Stock Option Plan for Nonemployee Directors (the "1990 Director's Plan"). Mr. Mortenson has pledged 8,000 shares owned by him to the Company to secure payment of certain indebtedness to the Company incurred by Mr. Mortenson in connection with his purchase of such shares.

(4) Includes shares that these officers have the right to acquire within 60 days through the exercise of options granted pursuant to the Company's 1985 Incentive Stock Option Plan and 1995 Stock Option Plan as follows: Mr. Dudley, 16,000 shares; Mr. Folsom, 31,000 shares; Mr. Merryman, 12,000 shares; and Mr. Haws, 29,000 shares. Mr. Dudley, Mr. Merryman and Mr. Folsom have each pledged 8,000 shares owned by them, and Mr. Haws has pledged 15,000 shares owned by him, to the Company to secure payment of certain indebtedness to the Company incurred by each of them in connection with his purchase of such shares.

(5) Includes 148,000 shares that officers and directors as a group have the right to acquire within 60 days through the exercise of options granted pursuant to the Company's 1985 Incentive Stock Option Plan, 1995 Stock Option Plan, the 1990 Director's Plan and 2000 Director's Plan. The Officers and directors have pledged an aggregate of 47,000 shares owned by them to the Company to secure payment of certain indebtedness to the Company incurred by them in connection with the purchase of such shares.

ITEM 1. ELECTION OF DIRECTORS

NOMINEES

     The Company's By-Laws provide for no fewer than three nor more than nine directors. The Board has previously fixed the current number of directors at six. Directors are elected for one year. Six directors will be elected at the Annual Meeting. All of the nominees are currently directors of the Company.

     Proxies will be voted, unless authority to vote is withheld by the shareholder, FOR the election of Messrs. Crail, Kien, Mortenson, Trainor, Engle and Merryman to serve until the 2001 Annual Meeting of Shareholders and until the election and qualification of their respective successors. If any such nominee shall be unable or shall fail to accept nomination or election by virtue of an unexpected occurrence, Proxies may be voted for such other person or persons as shall be determined by the Proxy holders in their discretion. Shareholders may not vote for more than six persons for election as directors at the Annual Meeting.


Set forth below is certain information concerning each nominee for election as a director:



    NAME                              POSITIONS WITH COMPANY                           AGE     DIRECTOR SINCE
    ----                              ----------------------                           ---     --------------
Franklin E. Crail            Chairman of the Board, Chief Executive Officer and         58           1982
                             President
Bryan J. Merryman            Chief Operating Officer, Chief Financial Officer,          39           1999
                             Treasurer and Director
Gerald A. Kien               Director                                                   68           1995
Lee N. Mortenson             Director                                                   64           1987
Fred M. Trainor              Director                                                   61           1992
Clyde Wm. Engle              Director                                                   57           2000

     Franklin E. Crail. Mr. Crail co-founded the first Rocky Mountain Chocolate Factory store in May 1981. Since the incorporation of the Company in November 1982, he has served as its President and a director, and, from September 1981 to January 2000 as its Treasurer. He was elected Chairman of the Board in March 1986. Prior to founding the Company, Mr. Crail was co-founder and President of CNI Data Processing, Inc., a software firm which developed automated billing systems for the cable television industry.

     Bryan J. Merryman. Mr. Merryman joined the Company in December 1997 as Vice President - Finance and Chief Financial Officer. Since April 1999, Mr. Merryman has also served the Company as the Chief Operating Officer and as a Director and since January 2000 as the Company's Treasurer. Prior to joining the Company, Mr. Merryman was a principal in Knightsbridge Holdings, Inc. (a leveraged buyout firm) from January 1997 to December 1997. Mr. Merryman also served as Chief Financial Officer of Super Shops, Inc., a retailer and manufacturer of aftermarket auto parts from July 1996 to November 1997 and was employed for more than eleven years by Deloitte and Touche LLP, most recently as a Senior Manager.

     Gerald A. Kien. Dr. Kien was first elected as a director of the Company in August 1995. From 1993 to 1995, Dr. Kien served as President and Chief Executive Officer of Remote Sensing Technologies, Inc., a subsidiary of Envirotest Systems, Inc., a company engaged in the development of instrumentation for vehicle emissions testing. From 1989 to 1993, Dr. Kien served as Chairman, President and Chief Executive Officer of Sun Electric Corporation, a manufacturer of automotive test equipment, and served as a director and as Chairman of the Executive Committee of that company from 1980 to 1993. Sun Electric merged with Snap-On Tools in 1993, and Dr. Kien remained as President of the Sun Electric division of Snap-On Tools until his retirement in 1994. Dr. Kien was a co-founder of the First National Bank of Hoffman Estates and remained as a director from 1979 to 1990, and was a director of the Charter Bank and Trust of Illinois from 1984 to 1990. He served as a director of Systems Control, Inc. and Vehicle Test Technologies, Inc., from 1989 to 1993, both of which are engaged in emissions testing of motor vehicles. Dr. Kien received his Ph.D. from the University of Illinois Graduate College of Medicine in 1959.

     Lee N. Mortenson. Mr. Mortenson has served on the Board of Directors of the Company since 1987. Mr. Mortenson has served as President, Chief Operating Officer and a Director of Telco Capital Corporation of Chicago, Illinois since January 1984. Telco Capital Corporation is principally engaged in the manufacturing and real estate businesses. He was President, Chief Executive Officer and a Director of Sunstates Corporation (formerly Acton Corporation) from May 1988 to December 1990, and he has been President, Chief Operating Officer and a Director of Sunstates Corporation since December 1990. Sunstates Corporation is a publicly traded company primarily engaged in real estate development and manufacturing. Mr. Mortenson was a director of Alba-Waldensian, Inc., which is principally engaged in the manufacturing of apparel and medical products, from 1984 to July 1999 and served as its President and Chief Executive Officer from February 1997 to July 1999. Mr. Mortenson has also served as a director of NRG Inc., a leasing company, since 1987. On December 24, 1996, an Agreed Order of Liquidation with a finding of insolvency was entered under the Illinois Insurance Code against the principal subsidiary of Sunstates Corporation, Coronet Insurance Company ("Coronet"), and Coronet's subsidiaries, National Assurance Indemnity Company ("National Assurance") and Crown Casualty Company ("Crown"), pursuant to which, among other things, all of the assets of Coronet, National Assurance and Crown were transferred to the Office of the Special Deputy for the purposes of winding up the affairs of such companies. On February 27, 1997, a consent order appointing the Florida Department of Insurance as Receiver for purposes of liquidation was entered under the Florida Insurance Code against Casualty Insurance Company of Florida ("Casualty"), a subsidiary of Coronet. Mr. Mortenson, prior to March 14, 1997, was a director and President of each of Coronet, National Assurance, Crown and Casualty. On January 24, 1997, Hickory White Company, a furniture manufacturing subsidiary of Sunstates Corporation, filed a voluntary petition under Chapter 11 of the Federal Bankruptcy Code. All of the assets of Hickory White Company were sold to an unrelated party on March 11, 1997. Mr. Mortenson was a Vice President and a director of Hickory White Company.

     Fred M. Trainor. Mr. Trainor has served as a director of the Company since August 1992. Mr. Trainor is the founder, and since 1984 has served as Chief Executive Officer and President of AVCOR Health Care Products, Inc., Fort Worth, Texas, a manufacturer and marketer of specialty dressings products. Prior to founding AVCOR Health Care Products, Inc., in 1984, Mr. Trainor was a founder, Chief Executive Officer and President of Tecnol, Inc. of Fort Worth, Texas, also a company involved with the health care industry. Before founding Tecnol, Inc., Mr. Trainor was with American Hospital Supply Corporation (AHSC) for 13 years in a number of management capacities.

     Clyde Wm. Engle. Mr. Engle is Chairman of the Board of Directors and President of RDIS Corporation, Chairman of the Board of Directors and Chief Executive Officer of Telco Capital Corporation, Chairman of the Board of Directors of Hickory Furniture Company, Chairman of the Board of Directors and Chief Executive Officer of Sunstates Corporation, which is primarily engaged in automated textile equipment manufacturing, and Chairman of the Board of Directors, President and Chief Executive Officer of GSC Enterprises, Inc., a one-bank holding company, and Chairman of the Board of Directors and President of its subsidiary, Bank of Lincolnwood.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS

     No family relationships exist between any director or executive officer and any other director or executive officer of the Company.

COMMITTEE AND MEETINGS

     The Board of Directors has a standing Compensation Committee and Audit Committee. Each committee is composed of Messrs. Mortenson, Trainor and Kien. The Compensation Committee's function is to approve remuneration arrangements for the Company's executive officers. The Compensation Committee also approves and administers grants of stock options under the Company's 1995 Stock Option Plan. No further grants are permitted under the Company's 1985 Incentive Stock Option Plan, which expired in 1995, but the Compensation Committee administers that plan with respect to outstanding options previously granted thereunder. The Compensation Committee also approves and administers grants of stock options under the 2000 Director's Plan. The Audit Committee receives and reviews the reports of the Company's independent auditors. The Compensation Committee and Audit Committee each held one meeting during the last fiscal year. The Company has no standing nominating committee.

During the last fiscal year, the Company's Board of Directors held twenty-two meetings. Each director attended at least 80% of the aggregate of (i) the total number of meetings of the Board of Directors held and (ii) the total number of meetings held by all committees of the Board on which he served, during the period he was a director, except that Mr. Trainor attended 72.7% of such meetings.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE SIX NOMINEES NAMED ABOVE.

                             EXECUTIVE COMPENSATION

                        Report of Compensation Committee

     The following is a report of the Compensation Committee of the Board of Directors (the "Committee") on executive compensation policies for the fiscal year ended February 29, 2000. The Committee administers the compensation program for executive officers of the Company and makes all related decisions.

     The principal elements of the compensation program for executive officers are base salary, performance-based annual bonuses and options granted under the Company's 1995 Stock Option Plan. The goals of the program are to ensure that a strong relationship exists between executive compensation and the creation of shareholder value and that executive officers are strongly motivated and retained. The Company's compensation philosophy is to create a direct relationship between the level of total executive officer compensation and the Company's success in meeting its annual performance goals as represented by its annual business plan. An additional element of this philosophy is to reward equitably relative contribution and job performance of individual executive officers.

BASE SALARY

     Annual salaries for the Company's executive officers, including the Chairman of the Board and President are generally reviewed in May of each year based on a number of factors, both objective and subjective, with any change generally to be effective on June 1 of that year. Objective factors considered include Company financial performance relative to business plan profit objective in the immediately preceding fiscal year, although no specific formulas based on such factors are used to determine salaries. Salary decisions are based primarily on the Committee's subjective analysis of the factors contributing to the Company's success and of the executive's individual contributions to that success.

PERFORMANCE-BASED ANNUAL BONUSES

     Cash bonuses based on the Company's performance are awarded to the executive officers under an incentive compensation plan. Under the plan that served as the basis for bonuses paid for fiscal 2000, executive officers received a percentage of their base pay based on the overall performance of the Company. Additional bonuses may be awarded at the discretion of the Committee in recognition of special accomplishments. Thus, whether the executive officers' total pay is comparable to the compensation of executives with similar responsibilities at comparable companies may vary from year to year depending upon the Company's performance.

STOCK OPTIONS

     Awards of stock options strengthen the ability of the Company to attract, motivate and retain executives of superior capability and more closely align the interests of management with those of shareholders. The Committee considers on an annual basis the grant of options to executive officers and key managers under the Company's 1995 Stock Option Plan. The number of options granted is generally based upon the position held by a participant and the Committee's subjective evaluation of such participant's contribution to the Company's future growth and profitability. The grant of options is an annual determination, but the Committee may consider the size of past awards and the total amounts outstanding in making such a determination.

     Unlike cash, the value of a stock option will not immediately be realized and does not result in a current expense to the Company. Stock options are granted with an exercise price equal to the current market price of the Company's stock and will have value only if the Company's stock price increases, resulting in a commensurate benefit for the Company's shareholders. Although the plan does not provide for a required vesting period, the Committee's current practice is to generally require that options granted to employees vest pro rata 20% per year over five years.

     There were 115,000 stock options awarded to executive officers or others in fiscal 2000. Options currently held by current executive officers and directors under the Company's option plans cover a total of 244,000 shares.

OTHER COMPENSATION

     An additional element of the executive officer's compensation, which is not performance-based, is the matching of contributions by the Company under the Company's 401(k) plan.

     The Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and shareholder interests. As performance goals are met or exceeded, resulting in increased value to shareholders, executives are rewarded commensurately. The Committee believes that compensation levels during 2000 adequately reflect the Company's compensation goals and policies.

June 13, 2000

COMPENSATION COMMITTEE FOR FISCAL 2001:

     The 2001 Compensation Committee will consist of: Lee Mortenson, Gerald A. Kien and Fred M. Trainor.


                           Summary Compensation Table

     The following table sets forth certain information with respect to annual compensation for the years indicated for each executive officer of the Company who met the minimum compensation threshold of $100,000 for inclusion in the table (the "Named Officers").


                                                                                    Long-Term
                                                                                   Compensation
                                                                                      Awards
                                                                                   -------------
                                                                                    Securities
                                                          Annual Compensation       Underlying
                                                     ----------------------------  Options/SARs            All Other
Name and Principal Position                Year           Salary(1)      Bonus(2)      (#)(3)            Compensation(4)
---------------------------                ----      ------------------  --------  -------------         ---------------
Franklin E. Crail,                         2000           $165,000       $50,000      10,000                 $2,475
Chairman of the Board and                  1999           $161,250           -0-         -0-                 $2,500
President                                  1998           $150,000       $67,500         -0-                 $2,250

Bryan J. Merryman,                         2000           $123,673       $50,000      10,000                 $1,304
Chief Operating Officer, Chief Financial   1999           $107,500           -0-         -0-                    -0-
Officer and Director                       1998 (5)        $25,000       $20,000      30,000                    -0-

Edward L. Dudley,                          2000           $109,115       $25,000      10,000                 $1,060
Vice President - Sales and Marketing       1999            $96,250           -0-         -0-                 $1,310
                                           1998            $85,000       $21,250      10,000                    -0-

Clifton W. Folsom,                         2000           $100,000           -0-      10,000                 $1,442
Vice President - Franchise Support         1999            $97,500           -0-         -0-                    -0-
                                           1998            $90,000       $22,500         -0-                   $104

Jay B. Haws,                               2000           $100,000       $20,000      10,000                    -0-
Vice President - Creative Services         1999            $98,500           -0-         -0-                 $1,830
                                           1998            $94,000       $23,500         -0-                 $1,410


(1) Includes amounts deferred at the Named Officers' election pursuant to the Company's 401(k) Plan.

(2) Represents amounts paid as bonuses based on performance for the indicated fiscal year, paid in the following fiscal year.

(3) Options to acquire shares of Common Stock under the 1995 Stock Option Plan. Options granted in 1998 have ten-year terms and vest with respect to one-fifth of the shares covered thereby annually beginning on the date of grant. Options granted in 2000 will vest 100% following the fiscal year in which the Company achieves $1.00 earnings per share.

(4) Represents Company contributions made or accrued on behalf of the Named Officers under the Company's 401(k) Plan.

(5)  Mr. Merryman joined the Company as an officer in December 1997.

OPTION GRANTS DURING FISCAL 2000

     The Company granted 50,000 stock options to Officers during fiscal 2000 pursuant to the 1995 Stock Option Plan.

Aggregated Option Exercises During Fiscal 2000 and Fiscal Year End Option Values

     The following table provides information regarding the number and value of options held by the Named Officers at fiscal year end. No options for shares of stock were exercised by the Named Officers during fiscal 2000. The Company does not have any outstanding stock appreciation rights.


                                                            Number of Securities         Value of Unexercised In-
                                                           Underlying Unexercised          the-Money Options at
                                              Value          Option at Fiscal                     Fiscal
                              Shares        Realized            Year End (#)                 Year End ($)(1)
                            Acquired on     ---------    ---------------------------   ----------------------------
         Name              Exercise (#)       (#)        Exercisable   Unexercisable   Exercisable    Unexercisable
        -----              ------------       ---        -----------    ------------   -----------    -------------
Franklin E. Crail              --              --              --          10,000              --              --
Bryan J. Merryman              --              --          12,000          28,000              --              --
Edward L. Dudley               --              --          16,000          24,000              --              --
Clifton W. Folsom              --              --          29,000          14,000          $4,000              --
Jay B. Haws                    --              --          27,000          14,000          $4,000              --


(1) The closing bid price of the Common Stock on The Nasdaq Stock Market on February 29, 2000, was $4.50 per share. None of the options held by the Named Officers were in the money on that date, except as indicated for Mr. Folsom and Mr. Haws.

COMPENSATION OF DIRECTORS

     Directors of the Company do not receive any compensation for serving on the Board or on committees. Directors who are not also officers or employees of the Company are entitled to receive stock option awards under the 1990 Director's Plan and the 2000 Director's Plan.

     The 1990 Director's Plan, as amended, provides for automatic grants of nonqualified stock options covering a maximum of 90,000 shares of Common Stock of the Company to directors of the Company who are not also employees or officers of the Company and who have not made an irrevocable, one-time election to decline to participate in the plan. The 1990 Director's Plan provides that, during the term of the 1990 Director's Plan, options will be granted automatically to new nonemployee directors upon their election. Each such option permits the nonemployee director to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant of the option. Each nonemployee director's option may be exercised in full during the period beginning one year after the grant date of such option and ending ten years after such grant date, unless the option expires sooner due to termination of service or death.

     The 2000 Director's Plan provides for automatic grants of nonqualified stock options covering a maximum of 60,000 shares of Common Stock of the Company to directors of the Company who are not also employees or officers of the Company. The 2000 Director's Plan provides that, during the term of the 2000 Director's Plan, options will be granted automatically to new nonemployee directors upon their election. Each such option permits the nonemployee director to purchase 10,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant of the option. Each year following adoption of the 2000 Director's Plan, on a date established by the Compensation Committee, during the term of the 2000 Director's Plan, options to purchase 1,000 shares of common stock shall be granted automatically to each nonemployee director, if any, who is serving the Company as a director on such date. Each nonemployee director's option may be exercised in full beginning on the Vesting Date as determined by the Compensation Committee and ending five years after such vesting date, unless the option expires sooner due to termination of service or death.

COMPARISON OF RETURN ON EQUITY

     The following graph reflects the total return, which assumes reinvestment of dividends, of a $100 investment in the Company's Common Stock, in the Nasdaq U.S. Index, in the Russell 2000 Index and in a Peer Group Index of companies in the confectionery industry, on February 28, 1995.

                           TOTAL SHAREHOLDER RETURNS
                                  [FLOW CHART]



                                                      BASE
                                                     PERIOD      RETURN     RETURN     RETURN     RETURN     RETURN
COMPANY/INDEX NAME                                    1995       2/1996     2/1997     2/1998     2/1999     2/2000
-------------------------------------                -------     ------     ------     ------     ------     ------
Rocky Mountain Chocolate Factory, Inc.                100.00      64.29      35.71      33.93      32.14      32.14

Nasdaq Index - US                                     100.00     139.36     166.28     227.28     296.02     602.61

Russell 2000 Index                                    100.00     126.64     140.33     180.00     152.89     225.17

Peer Group(l)                                         100.00     136.97     155.00     217.00     240.00     176.90

(1) Comprised of the following companies: Hershey Foods Corporation, Imperial Holly Corporation, Monterey Pasta Company, Paradise, Inc., Sherwood Brands, Tootsie Roll Industries, Valhi, Inc. and Wrigley (Wm.), Jr. Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company's Board of Directors consists of Lee N. Mortenson, Fred M. Trainor and Gerald A. Kien. None of the foregoing persons is or has been an officer of the Company.

                              CERTAIN TRANSACTIONS

     Between December 22, 1999 and February 7, 2000, the Company purchased 213,470 shares of its issued and outstanding common stock on the open market at an average price of $5.48 per share.

     On March 21, 2000 the Company commenced a tender offer to acquire shares of its common stock. Pursuant to the tender offer, which was completed on May 1, 2000, the Company acquired 447,595 shares of its issued and outstanding common stock at $6.25 per share.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company has no knowledge that any person who was a director, executive officer or 10% shareholder at any time during fiscal 2000 failed to file a Form 4 on a timely basis or was required to file a Form 5 for fiscal 2000 and failed to do so, and the Company has received a written representation that a Form 5 was not required from each such person. In making these disclosures, the Company has relied solely on written representations of its directors, executive officers and 10% shareholders and copies of the reports filed by them with the Securities and Exchange Commission.


                          RELATIONSHIP WITH INDEPENDENT
                               PUBLIC ACCOUNTANTS

     Grant Thornton was the independent public accountant for the Company for the year ended February 29, 2000. It is expected that representatives of Grant Thornton will be present at the Annual Meeting to make any statement they desire and to respond to appropriate questions.

     Grant Thornton has been appointed as independent public accountant for the Company for the fiscal year ending February 28, 2001. Shareholders are not being asked to ratify the appointment.

     SHAREHOLDER PROPOSALS

     Any shareholder of the Company wishing to have a proposal considered for inclusion in the Company's 2001 proxy solicitation materials must, in addition to other applicable requirements, set forth the proposal in writing and file it with the Secretary of the Company on or before May 1, 2001. The Board of Directors of the Company will review any proposals from shareholders it receives by that date and will determine whether any proposals will be included in its 2001 Proxy solicitation materials.

     ANNUAL REPORT TO SHAREHOLDERS

     The 2000 Annual Report to shareholders is being mailed to shareholders with this Proxy Statement.

     OTHER MATTERS AT THE MEETING

     As of the date of this Proxy Statement, management knows of no matters not described herein to be brought before the shareholders at the Annual Meeting. Should any other matters properly come before the meeting, it is intended that the persons named in the accompanying Proxy will vote thereon according to their best judgment in the interest of the Company.



         SHAREHOLDERS ARE URGED TO PROMPTLY MARK, DATE, SIGN AND RETURN
            THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED.


                                By Order of the Board of Directors


                                /s/ Bryan J. Merryman
                                -----------------------------------------------
                                Bryan J. Merryman
                                Chief Operating Officer/Chief Financial Officer

June 13, 2000

                     ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.
                                265 TURNER DRIVE
                             DURANGO, COLORADO 81301
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints FRANKLIN E. CRAIL and VIRGINIA M. PEREZ, and each of them, as the undersigned's attorneys and proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as directed below, all the shares of common stock of ROCKY MOUNTAIN CHOCOLATE FACTORY, INC. (the "Company") held of record by the undersigned on June 8, 2000, at the annual meeting of shareholders to be held on July 14, 2000 or any adjournment thereof.

Please mark boxes
[X] in blue or black ink.

1.   ELECTION OF DIRECTORS:

[ ]  FOR all nominees listed below (except as marked to the contrary below)

[ ]  WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S),
               STRIKE A LINE THROUGH THE NOMINEE'S NAME OR WRITE A ZERO ("0") IN THE SPACE FOLLOWING HIS NAME BELOW. TO EXERCISE CUMULATIVE VOTING BY CASTING TWO OR MORE VOTES PER SHARE FOR ANY INDIVIDUAL NOMINEE(S), WRITE THE NUMBER OF VOTES CAST FOR THE NOMINEE IN THE SPACE FOLLOWING HIS NAME. EACH SHARE OF COMMON STOCK IS ENTITLED TO SIX VOTES, IN THE AGGREGATE.)

      Franklin E. Crail    ______          Bryan J. Merryman ______       Gerald A. Kien  ______
      Lee N. Mortenson     ______          Fred M. Trainor   ______       Clyde Wm. Engle ______


2. Each of the above-named attorneys and proxies (or his or her substitute) is authorized to vote in his or her discretion upon such other business as may properly come before the meeting or any adjournment thereof.

                                   (Continued and to be signed on reverse side.)

This proxy when properly executed will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR MANAGEMENT'S NOMINEES FOR ELECTION AS DIRECTORS.



                                        Date:                            , 2000
                                             ----------------------------


                                        ---------------------------------------
                                                        Signature


                                        ---------------------------------------
                                                Signature if held jointly

                                        Please sign exactly as name appears
                                        hereon. When shares are held by joint
                                        tenants, both should sign. When signing
                                        as attorney, executor, administrator,
                                        trustee or guardian, please give full
                                        title as such. If a corporation, please
                                        sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.






   SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.